EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of GIA Investments Corp. (the “Company”) on Form 10-K /A for the year ended December 31, 2013 filed with the Securities and Exchange Commission (the “Report”), I, Heer Hsiao, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the result of operations of the Company for the periods presented.

By:	/s/ Heer Hsiao
Name:	Heer Hsiao
Title:	Principal Executive Officer and Principal Financial Officer
Date:	April 21 , 2014

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.